UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 14, 2016

 GALENA BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Crow Canyon Place, Suite 380, San Ramon, CA 94583
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 855-4253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Annual Meeting of Stockholders

The Annual Meeting of stockholders of Galena Biopharma, Inc. (“we,” “us,” “our” or the “company”) was held on July 14, 2016 and reconvened on July 15, 2016.

At the Annual Meeting, our stockholders voted on the following five proposals and cast their votes as described below:

Proposal 1: To re-elect Sanford J. Hillsberg and to elect Mary Ann Gray, Ph.D., as Class III Directors to serve until the 2019 Annual Meeting of stockholders.

	“FOR”	“WITHHELD”
Mary Ann Gray, Ph.D.	35,920,920	4,072,385
Sanford J. Hillsberg	26,919,427	13,073,878

Proposal 2: To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of shares of our common stock, par value $0.0001 per share, authorized for issuance by 75,000,000 shares, to a total of 350,000,000 shares.

This proposal was approved with 91,183,457 votes “FOR,” 35,010,427 votes “AGAINST,” and 2,291,122 votes to “ABSTAIN.”

Proposal 3: To approve Galena Biopharma, Inc. 2016 Incentive Plan.

This proposal was approved with 25,555,394 votes “FOR,” 12,859,627 votes “AGAINST,” and 1,578,284 votes to “ABSTAIN.” In addition, there were 88,491,701 broker non-votes in connection with this proposal.

Proposal 4: To approve, by non-binding vote, the compensation of our named executive officers as disclosed in our proxy statement.

This proposal was approved with 24,198,230 votes “FOR,” 14,090,767 votes “AGAINST,” and 1,704,308 votes to “ABSTAIN.” In addition, there were 88,491,701 broker non-votes in connection with this proposal.

Proposal 5: To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

This proposal was approved with 118,814,739 votes “FOR,” 6,257,723 votes “AGAINST,” and 3,412,544 votes to “ABSTAIN.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.
Date: July 18, 2016	By:/s/ Mark W. Schwartz Mark W. Schwartz, Ph.D. President and Chief Executive Officer